SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 12, 2003

Datakey, Inc. (Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)

0-11447 (Commission File Number)	41-1291472 (I.R.S. Employer Identification Number)

407 West Travelers Trail Burnsville, Minnesota (Address of Principal Executive Offices)	55337 (Zip Code)

612-890-6850 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 5. Other Events.

     During the past several months, Nasdaq has cited several concerns with the Company’s ability to meet listing maintenance criteria, including the minimum bid price, minimum net equity and shareholder approval requirements. In September 2003, Nasdaq sent the Company a letter communicating a staff determination to delist the Company. The Company requested an appeal of such determination, and on October 23, 2003, a hearing was held with the Nasdaq Hearings Panel. Despite the Company’s diligent efforts to meet the requirements, on November 11, 2003, the Company decided to withdraw its appeal and accept the pending delisting. Following the Company’s withdrawal of its appeal, Nasdaq took action on November 12, 2003 to delist the Company’s securities from the Nasdaq Stock Market based on failure to meet the requirements previously cited. Datakey’s shares are immediately eligible for quotation on the OTC Bulletin Board and will begin trading on the OTC Bulletin Board as of the open of business on November 13, 2003. The OTC Bulletin Board symbol assigned to Datakey is “DKEY.”

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements: None.

     (b)  Pro forma financial information: None.

     (c)  Exhibits: None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2003

DATAKEY, INC.

By	/s/ Alan G. Shuler Alan G. Shuler Vice President and Chief Financial Officer